UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2006

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts		02061-9149
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 14, 2006, Clean Harbors, Inc. (the “Company”) appointed John R. Beals as the Vice President and Corporate Controller of the Company.  In such capacity, Mr. Beals has been appointed the principal accounting officer of the Company.  Mr. Beals, age 51, was Vice President and Corporate Controller at 3Com Corporation from October 2005 to August 2006 and prior to that he was at The First Years Inc., for 19 years where he held positions of increasing responsibility, including Treasurer, Controller and Chief Financial Officer, Senior Vice President-Finance.  He began his career with Deloitte & Touche and was promoted to the level of audit manager with the firm.   Beals, a certified public accountant, holds a bachelor’s degree in accounting from the University of Massachusetts.

Under the accepted offer letter between Mr. Beals and the Company, the Company has employed Mr. Beals on at “at will” basis with a based annual salary of $220,000.  Mr. Beals will also be entitled to receive bonuses of up to 20% of base salary under performance criteria to be established from time to time by the Company’s Board of Directors for the Company’s executive officers, as well as supplemental executive incentive payments of up to 30% of base salary under criteria to be established by the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

August 18, 2006	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer